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                                                                      EXHIBIT 21

                             MYERS INDUSTRIES, INC.
                        DIRECT AND INDIRECT SUBSIDIARIES

NORTH AMERICAN & RELATED OPERATIONS

Ameri-Kart Corp.                                          Kansas
Best Plastics, Inc.                                       Michigan
Buckhorn Inc.                                             Ohio
     - Buckhorn Ltd.                                      UK
     - Buckhorn Canada, Inc.                              Ontario, Canada
     - Buckhorn of California, Inc.                       Ohio
     - Buckhorn Rubber Products Inc.                      Missouri
Dillen Products, Inc.                                     Nevada
Eastern Tire Equipment & Supplies, Limited                Quebec, Canada
Elrick Industries, Inc.                                   California
Grower Express Trucking, Inc.                             Ohio
The James C. Heintz Company                               Ohio
Listo Products, Ltd.                                      Yukon Territory
MICO, Inc.                                                U.S. Virgin Islands
MYEcap Financial Corp.                                    Ohio
Myers International, Inc.                                 Ohio
Myers Missouri, Inc.                                      Missouri
     - AC Buckhorn LLC (50%)                              Missouri
Myers Systems, Inc.                                       Ohio
Myers Tire Supply (Canada) Limited                        Ontario, Canada
Myers Tire Supply Distribution, Inc.                      Ohio
Patch Rubber Company                                      North Carolina
Plastic Parts, Inc.                                       Kentucky
R.B. Mfg. Co.                                             Ohio
     -  W.W.R.B. Mfg. Co., Inc.                           Ohio

OPERATING DIVISIONS OF MYERS INDUSTRIES, INC.

Akro-Mils (of Myers Industries, Inc.)                     Akron, Ohio
Dillen Products  (of Myers Industries, Inc.)              Middlefield, Ohio
Molded Solutions (of Buckhorn Rubber Products Inc.)       Mebane, NC


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EUROPEAN AND FOREIGN OPERATIONS

Kwik Patch Private Ltd. (39.98%)                          India
MYElin International Finance, SA                          France
                                                          (Resident of Ireland)
Myers A.E., SA                                            France
     - ATMP                                               France
     - SCI de la Plaine                                   France
     - Holdiplast                                         France
     - Allibert Equipement, SA                            France
           -- Allibert Equipement US Inc.                 Delaware, USA
                  --- AC Buckhorn LLC (50%)               Missouri, USA
           -- Allibert Contenitori SpA                    Italy
           --Allibert Contentores                         Portugal
           -- Sommer Allibert (UK) Ltd.                   UK
                  --- Allibert Manutencion S.A.           Spain
           -- Allibert Equipement Sprl                    Belgium
           -- Allibert Transport und Lagertechnik
                  Verwaltungsgesellschaft mbH             Germany
     - Allibert Transport und Lagertechnik
                  GmbH & Co Kg                            Germany
     - Allibert Transport und Lagertechnik GmbH           Austria
     - Allibert Anshan Cuves SARL (50.1%)                 China

Myers de El Salvador S.A. De C.V.                         El Salvador
     -  Orientadores Comerciales S.A.                     Guatemala
     -  Myers de Panama S.A.                              Panama

raaco International A/S                                   Denmark
     - raaco Denmark A/S                                  Denmark
     - raaco Germany                                      Germany
     - raaco France                                       France
     - raaco Great Britain                                UK
     - raaco Sweden                                       Sweden
     - raaco Benelux B.V.                                 Netherlands